                                                                    EXHIBIT 10.7


                                BRICKSTONE SQUARE
                             ANDOVER, MASSACHUSETTS


                                      LEASE




LANDLORD:          ANDOVER MILLS REALTY LIMITED PARTNERSHIP, a
                   Massachusetts Limited Partnership

TENANT:            CASCADE SYSTEMS, INC., a Massachusetts Corporation

DATE:              2/27, 1996

BUILDING NO.:      300

LEASE NO.:         3001A



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                                TABLE OF CONTENTS



1.   BASIC LEASE PROVISIONS ..............................................     1

2.   CONSTRUCTION OF PREMISES ............................................     2

3.   POSSESSION AND SURRENDER OF PREMISES ................................     3

4.   TERM ................................................................     3

5.   RENT ................................................................     3

6.   TAXES ...............................................................     4

7.   OPERATING COSTS .....................................................     4

8.   INSURANCE ...........................................................     6

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE
     PREMIUMS ............................................................     7

10.  UTILITIES ...........................................................     8

11.  USE OF PREMISES .....................................................     8

12.  MAINTENANCE AND REPAIRS .............................................    10

13.  ALTERATIONS .........................................................    10

14.  INDEMNITY; SATISFACTION OF REMEDIES .................................    11

15.  COMMON AREA AND PARKING .............................................    13

16.  DAMAGE OR DESTRUCTION ...............................................    13

17.  CONDEMNATION ........................................................    15

18.  ASSIGNMENT AND SUBLETTING ...........................................    16

19.  MORTGAGEE PROTECTION ................................................    19

20.  ESTOPPEL CERTIFICATES ...............................................    20


                                       (i)

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21.  DEFAULT .............................................................    20

22.  REMEDIES FOR DEFAULT ................................................    21

23.  BANKRUPTCY.  [SEE EXHIBIT "F"] ......................................    24

24.  GENERAL PROVISIONS ..................................................    24

25.  HAZARDOUS SUBSTANCES ................................................    30


                                  EXHIBIT LIST

"A"  Project Site Plan
"B"  Premises
"C"  Workletter
"D"  Base Rent
"E"  Current Rules and Regulations
"F"  Bankruptcy Provisions (Article 23)


                                      (ii)

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                             INDEX TO DEFINED TERMS



Term                                  Section                              Page
----                                  -------                              ----

Affiliates                            24.18(a)                             29
Alterations                           13                                   10
Bankruptcy Code                       Exhibit "F"
Building                              1.1(d)                               1
Common Area                           15                                   13
Condemnation                          17                                   15
Default Rate                          22.4                                 23
Guarantor                             1.1(k)                               2
Hazardous Substances                  25                                   30
Landlord's Mortgagee                  24.18(b)                             29
Landlord's Work                       2                                    2
Laws                                  24.18(c)                             29
Lease Year                            4                                    3
Liabilities                           24.18(d)                             29
Liens                                 13.4                                 11
Base Rent                             1.1(e)                               1
Operating Costs                       7.1                                  4
Premises                              1.1(c)                               1
Project                               1.2                                  2
Rent                                  5                                    3
Rent Commencement Date                1.1(a)                               1
Security Deposit                      1.1(g)                               1
Systems and Equipment                 24.18(f)                             30


                                      (iii)

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Term                                  Section                              Page
----                                  -------                              ----

Superior Leases and Mortgages         24.18(e)                             30
Taxes                                 6.2                                  4
Tenant's Broker                       1.1(l)                               2
Tenant's Percentage                   1.1(f)                               1
Tenant's Property                     3                                    3
Transfer                              18.1                                 16


                                      (iv)

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                                      LEASE


         THIS LEASE, dated as of 2/27, 1996, is between ANDOVER MILLS REALTY LIMITED PARTNERSHIP, a Massachusetts Limited Partnership ("Landlord"), and CASCADE SYSTEMS, INC., a Massachusetts corporation ("Tenant").

         Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

1.       BASIC LEASE PROVISIONS.

         1.1      Summary.

                  (a) Rent Commencement Date: When Landlord's Work is substantially completed or Tenant occupies the Premises to conduct business, whichever is earlier. Subject to cooperation from Tenant, Landlord will diligently attempt to substantially complete Landlord's Work within three (3) months after the full execution and delivery of this Lease. (But, Tenant acknowledges that although Landlord will attempt to complete within this period, completion within this period is not an obligation or a condition in this Lease.)

                  (b) Term: Five (5) Lease Years after the Rent Commencement
Date.

                  (c) Premises: Space on the first (1st) floor of the Building (as shown in Exhibit "B"), with an agreed rentable area of 19,492 square feet. A portion of the Premises is designated on Exhibit "B" as the "Initial Storage Space."

                  (d) Building: Building No. 300 (as shown in Exhibit "A") in which the Premises are located.

                  (e) Base Rent: (see Exhibit "D").

                  (f) Tenant's Percentage: 2.07%. (Refer to Section 7.3 for Tenant's share of Building 300 Operating Costs).

                  (g) Security Deposit: $120,000 (See Section 24.17).

                  (h) Use of Premises: As offices, primarily for the business of developing and integrating computer software, and for general office use and uses incidental thereto.


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                  (i)      Notice to Tenant Before Possession of Premises:

                                    Cascade Systems, Inc.
                                    One Corporate Drive
                                    Andover, MA 01810
                                    Attn:  Janet Dougherty

                  (j)      Notice to Landlord:

                                    Andover Mills Realty Limited Partnership
                                    300 Brickstone Square, Fifth Floor
                                    Andover, Massachusetts 01810
                                    Attn:  Martin Spagat

                           With a Copy to:

                                    Brickstone Properties, Inc.
                                    The Plaza at Continental Park
                                    Suite 5252
                                    2101 Rosecrans Avenue
                                    El Segundo, California 90245
                                    Attn:  John G. Baker, Esq.

                  (k)      Guarantor:  N/A.

                  (l)      Tenant's Broker:  Sam Oddo.

                  (m)      Certain Other Defined Terms:  [See Section 24.18]

If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

         1.2 Project. Exhibit "A" is the general site plan of the principal buildings, improvements and areas that are now part of the project commonly known as Brickstone Square, Andover, Massachusetts (the "Project").

2.       CONSTRUCTION OF PREMISES.

         Landlord will diligently perform "Landlord's Work" and Tenant will diligently perform "Tenant's Work" (if any) as described in the Workletter attached as Exhibit "C" and in accordance with the Workletter and the rest of this Lease. Landlord's Work will be deemed substantially completed even if Landlord has not completed "punch list" or other minor items, as long as the Premises can be occupied by Tenant without unreasonable interference and interruption and Landlord agrees to


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complete these items diligently. Tenant's final punch list will be submitted to
Landlord within fifteen (15) days after Landlord notifies Tenant that Landlord's Work is substantially completed. Certification in good faith by Landlord's architect of the substantial completion of Landlord's Work, or the issuance of a temporary or final certificate of occupancy, whichever is earlier, will be binding on the parties as to the date of substantial completion.

3.       POSSESSION AND SURRENDER OF PREMISES.

         When this Lease terminates, Tenant will remove all of its signs, movable trade fixtures and equipment inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property"). Tenant's Property remaining after termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without incurring any Liabilities to Tenant or its Affiliates. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair (reasonable wear and tear and unavoidable casualty excepted), and otherwise in the same condition as on the Rent Commencement Date, unless otherwise specifically requested in writing by Landlord.

4.       TERM.

         The terms of this Lease are effective as of the date that this Lease is executed and delivered by both parties, but except as otherwise specifically set forth in this Lease, Tenant's obligation to pay base rent, Operating Costs and Taxes begins as of the Rent Commencement Date. The Lease term ends five (5) Lease Years after the Rent Commencement Date, unless terminated earlier in accordance with this Lease or extended by mutual written agreement of the parties. A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Rent Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Rent Commencement Date if the Rent Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve
(12) months if the expiration or termination date of this Lease is not the last day of a Lease Year.

5.       RENT.

         (a) Subject to Subsection (b) below, Tenant shall pay the base rent as shown in Exhibit "D" in equal monthly installments in advance beginning on the Rent Commencement Date and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent shall be paid to Landlord without demand, deduction, counterclaim or offset of any type in good funds and lawful U.S. legal tender at The Plaza at Continental Park, Suite 5252, 2101 Rosecrans Avenue, El


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Segundo, California 90245, Attn: Accounting Dept., or to such other person or place as Landlord may from time to time designate. Tenant will pay the first month's base rent when it executes this Lease.

         (b) Provided that Tenant does not default under this Lease and uses the Initial Storage Space for storage purposes only during the first eight (8) calendar months of the term, the monthly installments of base rent due for the first eight (8) full calendar months of the term will be abated by $6,497 per month (for a total of $51,976).

6.       TAXES.

         6.1 Definition of Taxes. "Taxes" means all taxes, assessments, levies, charges and fees imposed against, for or in connection with all or any portion of: the Project; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Project; Landlord's right to receive, or the receipt of, rent, profit or income from the Project; improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Project; a reassessment due to any change in ownership or other transfer of all or any portion of the Project; and fixtures, equipment and other real or personal property used in connection with the Project. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties, interest and costs incurred in contesting taxes, and any charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal or state net income, franchise, excise, inheritance, gift or estate taxes.

         6.2 Payment of Taxes. Subject to Article 9, as of the Rent Commencement Date Tenant will pay its Tenant's Percentage of all Taxes directly to Landlord as additional rent within fifteen (15) days after receipt of Landlord's bill.

         6.3 Tenant's Taxes. Tenant will pay before delinquency all taxes assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property.

7.       OPERATING COSTS.

         7.1 Definition of Operating Costs. "Operating Costs" are all costs and expenses incurred in connection with the Project and its ownership, operation, management, maintenance, repair, replacement and improvement, including, without limitation costs for services: costs and utilities not otherwise directly paid or reimbursed by tenants; materials, supplies and equipment; insurance costs; wages and payroll, including bonuses, fringe benefits, workers compensation and payroll


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taxes; professional and consulting fees; management fees at prevailing rates or, if no managing agent is retained, an amount in lieu thereof not in excess of prevailing rates; complying with any Laws and insurance requirements; and the Common Area (including the parking area). Operating Costs do not include: Taxes; depreciation of the Project structures and Improvements; Landlord's loan or ground lease payments; brokerage commissions; tenant allowances or workletter costs; costs of negotiating or enforcing leases; free rent, rent abatements or similar inducements offered by Landlord to obtain tenants; expenses for repairs or maintenance to the extent reimbursed warranties, guaranties, service contracts or insurance proceeds; and costs directly paid or specifically reimbursed by tenants in the Project (other than by an allocation of Operating Costs).

         7.2 Payment of Operating Costs. Subject to Article 9, as of the Rent Commencement Date Tenant will pay its Tenant's Percentage of Operating Costs to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill.

         7.3 Building Operating Costs. From time to time, Landlord may determine that certain costs otherwise included within the definition of Operating Costs more properly relate solely or primarily to the Building or to some but not all of the buildings in the Project (as a hypothetical example, elevator maintenance). If Landlord so elects, these costs will be deducted from Operating Costs and allocated only to tenants of the building(s) to which those costs solely or primarily relate, Tenant's share of these costs will be calculated by dividing Tenant's rentable square footage by the rentable square footage leased to all tenants in the building(s), and otherwise Tenant will pay its share of these costs in the manner described in Section 7.2.

         7.4 Determining Operating Costs. Notwithstanding anything to the contrary, in determining Operating Costs for any calendar year, Lease Year or other relevant year, if during that period less than 95% of the area held for lease by Landlord in the Project is leased and occupied by tenants, then the Operating Costs for that period will be deemed to be equal to the Operating Costs which Landlord would expect to have incurred if the Project had been fully leased and occupied for such period, as reasonably determined by Landlord.

         7.5 Tenant's Audit. Once during each 12-month period during the term, Tenant may audit Landlord's records of Operating Costs for the current and/or prior Lease Year at the Project during Landlord's normal business hours on at least one week's prior written notice, and at Tenant's cost. Tenant agrees to keep strictly confidential the results of such audit and any claims, negotiations, proceedings or settlements with Landlord in connection therewith or in connection with Operating Costs, and shall cause its Affiliates to comply with the same requirements.


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8.       INSURANCE.

         8.1      Tenant's Insurance.

                  (a)      Tenant will maintain during the term:

                           (i) Commercial general public liability insurance
(Broad Form), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities. The amount of this insurance will not be less than Three Million Dollars ($3,000,000) combined single limit for each occurrence. If this policy includes a "general aggregate" limit, the limit will be at least Four Million Dollars ($4,000,000).

                           (ii) "All risk" casualty insurance, covering all of
Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement value.

                           (iii) Loss of income and business interruption
insurance in an amount that will reimburse Tenant for direct and indirect loss of three (3) months of earnings and other costs attributable to all perils commonly insured against by prudent Tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

                           (iv) Employer's liability insurance of not less than
One Million Dollars ($1,000,000) and worker's compensation insurance in statutory limits.

                           (v) Builder's risk insurance (completed value form)
for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

                  (b) The initial amounts of insurance described above shall be subject to reasonable periodic increase (but not more often than annually) based on inflation, increased liability awards and other relevant factors, as reasonably determined by Landlord.

                  (c) All policies of insurance carried by Tenant must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be written on an "occurrence" basis; be from insurers in good standing and licensed to do business in Massachusetts with a Best's rating of at least A-X; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty (30) days prior written notice.

                  (d) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord when the Lease is signed and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives subrogation and any right to claim or recover against Landlord or its Affiliates for Liabilities in connection with any type of cause or peril which is supposed to be insured against under the insurance policies required to be maintained by Tenant.

                  (e) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

         8.2 Landlord's Insurance; Waiver of Subrogation. Landlord will maintain casualty insurance of at least 90% of the full replacement cost of the Project (excluding foundations, footings, below-grade space and any historic items or structures), commercial general public liability insurance (Broad Form or the functional equivalent) of at least Five Million Dollars ($5,000,000), and other insurance policies (including, without limitation, rental loss insurance policies), all in such amounts (except as may be specified above), with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion. All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to or at the direction of Landlord. Landlord hereby waives subrogation. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests.

9.       MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE
         PREMIUMS.

         At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay Tenant's share of Taxes, Operating Costs and Landlord's insurance premiums (or any of them) in monthly installments in advance on the first of each month, based on amounts estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty


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(30) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments of rent. At any time or from time to time, Landlord may deliver a bill to Tenant for Tenant's share of Taxes, Operating Costs or insurance premiums, and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days (fifteen [15] days for Taxes) after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill.

10.      UTILITIES.

         Landlord will be solely responsible for bringing utility services to the Premises to the extent now existing and/or as provided as part of Landlord's Work in Exhibit "C." Tenant will pay when due to the furnishing parties all fees and costs for utility services, meters and equipment furnished to the Premises, including, without limitation, telephone, electricity, sewer, water and gas (if furnished). If utilities and services are not separately metered, submetered, "intellimetered" or otherwise tracked or charged, Tenant will pay its share (as reasonably determined by Landlord) of such costs directly to Landlord as additional rent, either monthly when base rent is due, or within thirty (30) days after receipt of Landlord's bill, at Landlord's option. Landlord will diligently attempt to restore malfunctioning or interrupted utility service as soon as reasonably possible, but Landlord is not responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any malfunction, interruption or suspension of any utilities, services or associated Systems and Equipment.

11.      USE OF PREMISES.

         Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

                  (a) Operate its business in an attractive and first class manner and will not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of the other tenants, licensees, occupants or customers of the Project. All deliveries and pickups must be conducted at times and in the manner prescribed by Landlord, and only in those loading docks or areas specified by Landlord. All trash and waste products must be stored, discharged, processed and removed in the manner prescribed by Landlord, and so as not to be visible to other tenants or create any health or fire hazard.


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                  (b) Install only window coverings and treatments approved by
Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord determines is unsightly or inconsistent with that portion of the Project. Tenant will vent only through louvers in the windows of the Premises, but Tenant may not detach those louvers.

                  (c) Not permit any coin or token operated vending, video, pinball, gaming or other mechanical devices on the Premises, except for telephones and vending machines solely for use by Tenant's employees; conduct retail sales; permit diplomatic, governmental or quasi-governmental agencies to occupy the Premises; use the Premises for retail sales to the general public or as doctors' offices, a school or educational institution (but training of tenants sales personnel will be permitted), living or sleeping quarters; store, sell or distribute obscene, graphic, sexually-explicit, lewd or pornographic materials (as determined in Landlord's judgment) or engage in related businesses in or from the Premises; or conduct any auction, distress, fire, bankruptcy or going-out-of-business sale.

                  (d) Comply with: Laws and insurance requirements affecting the Premises, the Project or any use and occupancy thereof (including, without limitation, making required improvements to the Premises, but not structural modifications or improvements or modifications or improvements to the base-building life-safety system unless required because of Tenant's specific use or manner of use of the Premises); and Landlord's rules and regulations and reasonable changes thereto. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, any other tenants in the Project or the Project itself.

                  (e) If it wishes, install signs or lettering on the entry doors to the Premises identifying its tenancy in the manner customary to first-class office buildings. Tenant will conform to standards established by Landlord from time to time for these signs or lettering and submit for Landlord's prior approval a plan or sketch of Tenant's proposed sign or lettering. Landlord will place Tenant's name on an indoor and outdoor Building directory or sign at no cost to Tenant, and all other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

                  (f) Not use any advertising or other media or other device which can be heard or experienced outside the Premises (except as permitted in subparagraph (e) above), including without limitation, lights or audio or visual devices. Tenant will not distribute handbills or advertising, promotional or other materials anywhere in the Project or solicit business in the Project other than within its own Premises.


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



12.      MAINTENANCE AND REPAIRS.

         12.1 Landlord's Obligations. Landlord will repair and maintain the elevators, the structural parts of the roof, floor and load-bearing walls of the Premises (but not the interior surfaces), the common base-building life-safety system, the common base-building electrical Systems and Equipment, the common base-building plumbing Systems and Equipment, and the Common Areas, but specifically excluding any supplemental or additional electrical, plumbing or other Systems and Equipment that are above base-building standard or involve special Tenant requirements or equipment, which will be Tenant's responsibility to repair and maintain (e.g., computer-room electrical or HVAC systems, audio/visual, computer, data or telephone systems, special security systems, interior bathrooms, kitchens and kitchen appliances, etc.), ordinary wear and tear and casualty excepted. However Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease.

         12.2 Tenant's Obligations. Except for Landlord's obligations in Section 12.1, Tenant will clean, maintain and repair the Premises and the Systems and Equipment serving the Premises in a first-class manner, and keep the Premises in good order and condition, including, without limitation, Tenant's Property, all doors, windows, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord). Tenant also will be responsible for repairing and maintaining any HVAC Systems and Equipment that specifically serve the Premises and will maintain a maintenance contract with a licensed HVAC contractor reasonably approved by Landlord to provide for the periodic maintenance and repair of those HVAC Systems and Equipment. At Landlord's election, Landlord may engage the HVAC contractor and bill and collect from Tenant the cost thereof.

13.      ALTERATIONS.

         13.1 Landlord's Consent. "Alterations" means Tenant's alterations, additions, improvements, remodeling, repainting, decorations or other changes. Tenant may make nonstructural Alterations to the interior of the Premises without Landlord's consent as long as the Alterations do not: affect the windows, the exterior of the Building, or any portion of the Building or the rest of the Project outside of the Premises; affect the strength, structural integrity or load-bearing capacity of any portion of the Building; affect the Systems and Equipment in the Premises or the rest of the Building or increase Tenant's usage; or, in Landlord's reasonable judgment, cost more than a total of $75,000 in any Lease Year when combined with the cost of other Alterations made in that Lease Year. All other Alterations require Landlord's


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



prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

         13.2 Notice. Tenant will notify Landlord not less than fifteen (15) days before beginning any Alterations. Together with Tenant's notice, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary, plans and specifications for the Alterations (but not for minor, non-structural Alterations, such as wall coverings, wall hanging, built-in cabinetry, movable partitions and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, all Alterations will be deemed Landlord's property and part of the realty, and will be surrendered with the Premises at the end of this Lease, unless otherwise requested by Landlord.

         13.3 Compliance with Laws. Alterations will comply in all respects with this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other tenant in the Project, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord. At Landlord's request, Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance.

         13.4 Liens. Tenant will pay when due, all claims for labor, materials and services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises and the Project free from all liens, security interests and encumbrances ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith.
NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

14.      INDEMNITY; SATISFACTION OF REMEDIES.

         14.1 Indemnification. In addition to any other indemnities in this Lease, Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates or the conduct of Tenant's business and injuries, death or damage occurring in or on the Premises; Tenant's breach of or default under this Lease; claims made by Tenant's Affiliates against Landlord if Tenant has waived those claims in this Lease or

Landlord would not be responsible to Tenant for such claims if such claims were made by Tenant in accordance with this Lease; [(carat)(carat)(carat)] and claims by Tenant's Affiliates or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease (although, subject to the terms of this Lease, this will not prevent Tenant from making its own claim on its own behalf if Landlord declines to consent where Landlord is required to consent under the terms of this Lease).

         14.2 Damage to Persons or Property. Subject to the rest of this Section and the rest of this Lease, Landlord will be liable for damages caused solely by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any other tenants of the Project, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, cracking, leakage, malfunction, obstruction or other defects in Systems and Equipment or the roof, walls, floors, surfaces or structure, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 24.5. Tenant and Tenant's Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason except to the extent otherwise specifically set forth in this Lease. Tenant immediately will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. If and to the extent that this exculpation and these waivers do not so apply, Tenant will indemnify Landlord for and hold Landlord free and harmless from all Liabilities incurred by Landlord to or in connection with Tenant's Affiliates.

         14.3 Satisfaction of Remedies. Notwithstanding anything in this Lease or elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Project to satisfy any claims, rights or remedies, and Landlord and its Affiliates (and any property managers), at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

15.      COMMON AREA AND PARKING.

         15.1 Common Area. "Common Area" means all areas and improvements within the Project, as it now exists or as it exists in the future, not held or designated for the exclusive use or occupancy of Landlord, Tenant, or other tenants. Tenant may use the Common Area on a nonexclusive basis during this Lease. Landlord reserves all rights in connection with the Common Area and the rest of the Project, including, without limitation, the right to change, relocate, add to, improve or demolish portions and promulgate rules and regulations with respect thereto, limit the use of any portion of the Common Area by Tenant or its Affiliates, and place certain portions of the Common Area off limits to Tenant and its Affiliates, including, without limitation, janitorial, maintenance, equipment and storage areas, and entrances, loading docks, corridors, elevators and parking areas. Landlord reserves the space above hung ceilings, below the floor and within the walls of the Premises, and the right to install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Premises or other parts of the Building or the Project. Except during emergencies or by reason of force majeure or necessary maintenance, repair or construction, Landlord's exercise of the rights in this Article will not ever prevent Tenant from having access to the Premises, but will not require Landlord to compensate Tenant in any way, result in any Liabilities to Landlord, entitle Tenant to abate rent, or reduce Tenant's Lease obligations.

         15.2 Parking. Tenant may park fifty-nine (59) passenger cars (19 assigned spaces and 40 unassigned spaces) in the areas designated by Landlord from time to time for Tenant's parking (Tenant's assigned and unassigned parking areas are shown in Exhibit "A"). Tenant may not park in spaces assigned to other tenants. If Tenant does not use all of its parking spaces, Landlord may allow others to use those spaces at no charge, subject to Tenant's right to reclaim those spaces when needed. As permitted by Section 15.1, Landlord may: limit access to portions of the parking areas; change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking; allow free parking or parking with a validation, valet, sticker or other system; promulgate rules and regulations; and take any other actions deemed necessary by Landlord.

16.      DAMAGE OR DESTRUCTION.

         16.1 Repairs. Subject to the rest of this Article and the rest of this Lease, Landlord will repair damage to the Premises caused by casualties insured against under the casualty policies that Landlord is required to maintain hereunder. However, Landlord is not obligated to repair damage for which Landlord has no liability under other provisions of this Lease. Except as may otherwise be required by then-applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition, but Landlord is not required to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement, or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

         16.2     Election to Terminate.

                  (a) Landlord has the option either to repair the casualty damage, or terminate this Lease by delivering written notice within sixty (60) days after the damage occurs, if: the damage occurs during the last year of the term; or Tenant is in default; or the repairs would take more than one hundred twenty (120) days to complete or cost more than fifty percent (50%) of the cost of Landlord's Work; or the damage was caused primarily by the intentional act or omission of Tenant or its Affiliates; or the casualty damages more than twenty-five percent (25%) of either: the leasable space in the rest of the Building, or the leasable space in the rest of the Project (other than the Building), or the Common Area of the Building, or the parking area.

                  (b) Tenant also has the option to terminate this Lease by delivering written notice to Landlord if: the casualty damages the Premises and renders it untenantable, Landlord is required or elects to repair and the repairs which Landlord is required to make are not substantially completed within nine (9) months after the damage occurs (subject to extension of this period for up to an additional two (2) months for delays caused by strikes, labor troubles, war, sabotage, governmental regulations, controls or guidelines, inability to obtain materials, acts of God or other causes beyond Landlord's reasonable control); the damage was not caused by the acts or omissions of Tenant or its Affiliates and Tenant is not in default; and Tenant delivers its written termination notice to Landlord within fifteen (15) days after the end of Landlord's repair period and Landlord fails to substantially complete within sixty (60) day after receiving this notice. Under these circumstances, this Lease will terminate at the end of this sixty (60)-day period.

         16.3 Abatement of Rent. If the Premises are damaged so as to be untenantable for more than three (3) consecutive business days and Landlord is required or elects to repair the damage, base rent and Tenant's share of Taxes and Operating Costs will abate until Landlord has substantially completed the repairs and given Tenant access to the Premises, or Tenant reoccupies part of the Premises, whichever is earlier. If Tenant continues to occupy or reoccupies the Premises before substantial completion of these repairs but cannot occupy substantially all of the Premises because of these ongoing repairs, base rent and Tenant's share of Taxes and

Operating Costs will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. The base rent abatement will not exceed the annual base rent for the Lease Year in which the damage occurs. Base rent and Tenant's share of Taxes and Operating Costs will not be abated if the acts or omissions of Tenant or its Affiliates render Landlord unable to collect the rental loss insurance proceeds that otherwise would have been payable to Landlord. The abatement of base rent and Tenant's share of Taxes and Operating Costs described above is Tenant's sole remedy and compensation in connection with any damage, destruction or repairs.

17.      CONDEMNATION

         If all or substantially all of the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned"), this Lease will terminate when title or possession is taken by the condemning authority or its designee. If:

                  (a) More than twenty-five percent (25%) of the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease when title or possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen (15) days thereafter. Landlord also may terminate this Lease above if more than twenty-five percent (25%) of any of the following are Condemned: the leasable area of the rest of the Building; the leasable area of the Project (other than the Building); the Common Area of the Building; or the parking area.

                  (b) Part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and substantially all of the proceeds of any awards granted for the Condemnation. After the date title or possession is taken by the condemning authority or its designees, base rent will abate in proportion to the area of the Premises Condemned.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.      ASSIGNMENT AND SUBLETTING.

         18.1 Landlord's Consent Required. Tenant will not, and does not have the right or power to, voluntarily, involuntarily or by operation of any Laws, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without first obtaining Landlord's prior written consent in each case and complying with this Article and any attempt to do so without this consent and compliance will be null and void and a default, unless otherwise specifically elected by Landlord in writing

         18.2 Notice. Tenant will notify Landlord in writing at least thirty
(30) days before any proposed or pending Transfer and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the final executed Transfer documents, certified current financial statements and balance sheets, a current Dun & Bradstreet report, banking and accounting references and other relevant financial information for the proposed Transferee, and information as to the type of business and business experience of the propose Transferee. All of this information must be suitably authenticated.

         18.3 Reasonable Consent. Landlord will not unreasonably withhold its consent to an assignment or sublease by Tenant, but Landlord may withhold its consent arbitrarily and in its sole discretion to any hypothecation, assignment for security purposes or other Transfer or to any requested assignment or sublease before the end of the first full Lease Year. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default or any of the other terms and conditions of this Article have not been complied with, or if any of the following conditions are not satisfied: (a) the subtenant or assignee will use the Premises only for the uses permitted in Section 1.1(h) and otherwise in accordance with this Lease, and the business and reputation of the subtenant or assignee are consistent with the other tenancies and standards of the Project in Landlord's reasonable judgement; (b) the subtenant or assignee is reputable and creditworthy and has the independent financial ability to perform the obligations of Tenant under this Lease without undue financial burden in Landlord's reasonable judgement, and neither it nor its predecessors in interest has been subject to a bankruptcy or reorganization, or had a receiver appointed to manage its affairs or in connection with any of its assets, been subject to criminal judgments, sanctions, consent decrees or similar actions by the SEC or other governmental or quasi-governmental authorities; (c) Landlord's Mortgagees consent (if their consent is required); and (d) there will be no more than an aggregate of two (2) subleases of the Premises. These conditions are not exclusive and Landlord may consider other factors deemed to be relevant in determining if Landlord should grant or reasonably withhold its consent.

         18.4 No Release of Tenant. Whether or not Landlord consents, no Transfer will release or alter the liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any Transfer, Landlord may consent to subsequent Transfers of or amendments to or waivers under this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of its Liabilities under this Lease (as it may be modified).

         18.5     Additional Terms.

                  (a) This Article is binding on and will apply to every Transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: (i) fifty percent (50%) of all consideration paid or payable for or by reason of any assignment of this Lease; or (ii) in the case of sublease, fifty percent (50%) of the amount by which the sublease rent and other consideration paid or payable exceeds the base rent for the sublease term (prorated if the area subleased is less than the entire area of the Premises), in each case after Tenant first recovers its bona fide, reasonable, out-of-pocket costs paid to unaffiliated third parties to obtain the subtenant or assignee, including without limitation, attorneys fees, brokerage commissions, new tenant improvements made solely for the subtenant or assignee and free rent. At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor, and consideration paid or payable will be defined in its broadest sense. Tenant will promptly deliver to Landlord copies of all executed Transfer documents, all collateral agreements and all later amendments. Tenant will pay Landlord's reasonable attorneys' fees and other costs in connection with any request for Landlord's consent to a Transfer.

                  (b) An assignee will be deemed to have assumed all of Tenant's obligations and Liabilities under this lease and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment. To confirm the foregoing, a prospective assignee will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above. Tenant and the assignee will be deemed to be jointly and severally liable for all Liabilities of the tenant under this Lease and any existing and future amendments thereto. A sublease will be deemed to be subject and subordinate to this Lease in all respects. Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease. The subtenant will acquire no rights or claims against Landlord or its Affiliates and will not have the right to enforce any of Tenant's rights and remedies under this Lease against Landlord. If this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. By entering into a sublease, Tenant and the sublessee agree that if the sublessee breaches an obligation under its sublease which would also constitute a default by Tenant under this Lease if not cured within applicable grace periods, then Landlord will have all of the rights and remedies against the subtenant that is also has against Tenant for such a default. Without limiting the generality of the foregoing, Landlord will be permitted (by assignment of the cause of action or otherwise) to join the Tenant in any action or proceeding against subtenant or to proceed against the subtenant directly in the name of Tenant to enforce these rights and remedies. Tenant will cooperate with Landlord and execute such documents as may be reasonably necessary to implement these rights granted to Landlord. The exercise of these rights and remedies will not constitute an election of remedies and will not in any way impair Landlord's right to pursue other or similar rights and remedies directly against Tenant, nor will the grant or exercise of these rights or remedies result in the subtenant acquiring any rights or claims against Landlord or its Affiliates. Tenant and its Affiliates will not, directly or indirectly, assign, sublease or otherwise Transfer to, take an assignment, sublease or other Transfer from, or otherwise occupy premises leased to, any current or then-existing tenants (or their Affiliates, assignees, sublessees or successors) in the Project nor to any person (or any of his Affiliates) to whom Landlord has shown space in the Project or with whom Landlord has negotiated to lease space in the Project within the 6-month period prior to Tenant's request for approval, and any attempt to do so will be null and void and a default. Transferees will not have the right or power to make further Transfers, and any attempt to do so will be null and void and a default unless otherwise specifically elected by Landlord in writing. As a material inducement to Landlord to enter into this Lease, Tenant agrees to make each prospective Transferee aware of the terms of this Article and will deliver to each prospective Transferee a true and correct copy of this Lease prior to any Transfer, and each document of assignment, sublease or other Transfer, at every level, will include or explicitly incorporate the terms of this Article. Landlord may require confirming and/or additional assurances and agreements for its protection from Tenant and the assignee or subtenant, each of whom agrees to give such assurances and execute such agreements.

                  (c) If Tenant is a corporation, the Transfer of more than twenty-five percent (25%) of Tenant's capital stock to any person or entity or affiliated persons or entities, whether directly or indirectly or by one or more transactions, or any dissolution, merger, consolidation or other reorganization of Tenant, or the Transfer of all or substantially all of Tenant's assets, will deemed to be an attempted assignment of this Lease and subject to all of the terms of this Article and the rest of this Lease and the other party will be deemed to be a prospective assignee. However, an assignment or sublease by Tenant to its parent corporation or wholly-owned subsidiary, or to an entity that acquires all or substantially all of Tenant's assets, will be deemed to be a permitted assignment or sublease, as applicable, provided that the rest of this Article is complied with, the Transferee has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease or at the time of the proposed Transfer (whichever is greater), and Tenant continues in existence. Tenant agrees that, despite anything to the contrary, a Transferee of all or substantially all of Tenant's assets (and for these purposes Tenant's assets will not include this Lease) will be deemed to have assumed all of Tenant's Liabilities under this Lease, and Tenant will make such Transferee aware of this provision.

19.      MORTGAGEE PROTECTION.

         19.1 Subordination and Attornment. This Lease is subordinate to all Superior Leases and Mortgages, and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease. This Section is self-operative as to Superior Leases and Mortgages and Landlord's Mortgagees existing when this Lease is executed, but if requested to confirm a subordination and/or attornment, Tenant will execute the standard-form subordination and attornment agreements furnished by the current Landlord's Mortgagees within fifteen (15) days after request. These subordination and attornment provisions will apply for the benefit of subsequent Landlord's Mortgagees, provided that they agree not to disturb Tenant's rights under this Lease if Tenant is not in default, and at the request of those Landlord's Mortgagees, Tenant will execute their standard form subordination and attornment agreements. However, if a Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

         19.2 Mortgagee's Liability. The obligations and Liabilities of Landlord, Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Project or is the lessee under a ground lease of the Project. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Project for any base rent paid more than thirty (30) days in advance. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit not delivered to them; or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

         19.3 Mortgagee's Right to Cure. No act or omission (if any) which otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than ninety [90] days). Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

20.      ESTOPPEL CERTIFICATES.

         Tenant will from time to time, within fifteen (15) days after request by Landlord, execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be truthfully and accurately noted) such information concerning this Lease or Tenant or it's Affiliates as Landlord or its designees may request. If Tenant fails to execute and deliver estoppel certificates as required, Landlord's representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates. Within fifteen
(15) days after Tenant's request from time to time Landlord will execute and deliver an estoppel certificate regarding this Lease to Tenant.

21.      DEFAULT.

         The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) [INTENTIONALLY OMITTED]; (b) the failure to pay rent or any other required amount within five (5) days after written notice that the payment is due; (c) as provided in Articles 23 and 25; (d) a Transfer or attempted Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies; or (f) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease and, if no time period is specified, it will be a default if this failure continues for fifteen (15) days after written notice from Landlord to Tenant, but if more than fifteen (15) days are reasonably required to cure, Tenant will not be in default if Tenant begins to cure within the fifteen (15)-day period and then diligently completes the cure as soon as possible but in any case within sixty (60) days after the notice of default is given.

22.      REMEDIES FOR DEFAULT.

         22.1 General. If Tenant defaults, Landlord may at any time thereafter, with or without notice or demand, choose any or all of the following remedies or pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity:

                  (a) At Landlord's written election the following amounts will become immediately due and payable in advance:

                           (i) The unpaid rent which has accrued and would have
accrued up to the date of payment, plus late charges, plus interest from the dates such rent was due to the date of payment at the Default Rate; plus

                           (ii) Rent as it becomes due from time to time, plus
late charges and interest from the dates such rent becomes due at the Default Rate if rent is not paid when due, without the necessity of any further notices or cure periods; plus

                           (iii) The reasonable costs of enforcing the terms of
this Lease, including, without limitation, costs for attorneys' fees, investigations and performing Tenant's obligations as necessary, and/or

                  (b) Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease under the provisions of this Section, Landlord may recover from Tenant a judgment and Tenant will be liable for damages computed in accordance with the following formula, in addition to Landlord's other remedies:

                           (i) The unpaid rent which has accrued and would have
accrued up to the time of judgment, plus late charges, plus interest from the dates such rent was due to the date of the judgment at the Default Rate; plus

                           (ii) The amount by which the whole balance of unpaid
rent which would have become due had this Lease continued for the balance of the term after the date of judgment (discounted to the date of payment at the rate of seven percent (7%) per annum) exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided (also discounted at the rate of 7% per annum). Tenant will have the burden of proving the amount of rental loss that reasonably could have been avoided, which Tenant agrees will never be more than the scheduled net rental to be received by Landlord until the expiration of the term of this Lease from any reletting of the Premises entered into by Landlord at the time (discounted at the rate of 7% per annum, and excluding from such net rental utility charges and other charges, if any, that must be remitted by Landlord to any governmental or quasi-governmental authority); plus

                           (iii) The reasonable costs of enforcing the terms of
this Lease, repossessing, repairing, altering, performing tenant improvements to and reletting the Premises, reasonable marketing, brokerage and attorneys' fees and costs, and any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease and/or which in the ordinary course would be likely to result therefrom; plus

                           (iv) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted by applicable Laws, and/or

                  (c) Subject to the terms of this Lease, Landlord or its designees may, without further notice or demand but otherwise subject to law, enter the Premises without being guilty of trespass and without incurring (and Tenant hereby waives) Liabilities for damages for such entry or for the manner thereof, for the purpose of distraint or execution and/or to take possession of the Premises, and/or to terminate Tenant's right of possession and/or to expel Tenant and its Affiliates and remove their property, and/or

                  (d) Landlord may enforce this Lease in accordance with its terms and Tenant will continue to be responsible for all charges as and when they become due, and/or

                  (e) After reentry, retaking or recovering of the Premises, with or without terminating this Lease, and without limiting Landlord's acceleration right or other rights and remedies, Landlord may (but will not be obligated to) relet the Premises or any part(s) thereof to such person(s) upon such terms as may in Landlord's sole discretion seem best for a term within or beyond the term of this Lease. Any such reletting by Landlord before termination of this Lease will be for Tenant's account, and may be in Landlord's name or Tenant's name, and Tenant will remain liable for all rent and additional rent (including all charges and damages) due at the time of the reletting plus all of such amounts that otherwise would have been due under this Lease for the balance of the term absent any expiration, termination, repossession or reletting, plus all costs of the type described in Sections 22.1(b)(iii) and (iv), as accelerated or, if not accelerated, as they accrue. However, until this Lease expires or is terminated, each month Tenant will receive a credit against its obligations equal to the net rental proceeds (excluding utility charges or other charges, if any, that must be remitted by Landlord to any governmental or quasi-governmental authority), if any, actually paid to Landlord in that month by the party or parties to whom the Premises were relet, but this credit will never be more than the amounts owed by Tenant to Landlord for that month. Further, Tenant, for itself and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due from all sublessees and Transferees and apply the same to the rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder.

Tenant waives the right under any Laws to any notice to remove or quit and any and all rights of redemption or similar rights regardless of the circumstances. For the purposes of computing any rent due hereunder, the amounts of additional rent which would have been payable per year under this Lease will be such amounts as were or would have been payable as specified in this Lease or, if not specified, as reasonably estimated by Landlord (in either case without the benefit of any abatement to which Tenant may have been entitled) for the calendar year in which the default occurred, increasing annually on the first day of each calendar year thereafter at the rate of seven percent (7%) per annum, cumulative and compounded. As used in this Article, the "term" means the initial term of this Lease and any renewals or extensions to which Tenant shall have become bound prior to the default.

         22.2 Remedies Cumulative. All remedies available to Landlord hereunder and at law and in equity will be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises will deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition, nor will the bringing of any such action for rent, charges or breach, nor the resort to any other remedy or right for the recovery of rent, charges, or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, will be construed as an election by Landlord to terminate this Lease unless specific written notice of such election is given by Landlord to Tenant.

         22.3 Performance by Landlord. If Tenant defaults or fails to perform any of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding
Article 21, in the case of an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities incurred by Landlord in connection therewith.

         22.4 Post-Judgment Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Well's Fargo Bank prime rate plus four percent (4%), or the maximum rate permitted by law, whichever is less (the "Default Rate"). Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

23.      BANKRUPTCY.  [SEE EXHIBIT "F"]

24.      GENERAL PROVISIONS.

         24.1 Holding Over. Tenant will not hold over in the Premises after the end of the Lease term without the express prior written consent of Landlord. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at will terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be
doubled and will be payable weekly in advance.      Nothing in this Article or
elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over.

         24.2 Entry By Landlord. Landlord and its Affiliates at all times have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files. Landlord in good faith will attempt to give Tenant oral or written notice before entering the Premises and to avoid disturbing the conduct of Tenant's business by such entry more than is reasonably necessary under these circumstances. But, Landlord need not give notice and will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Entry to the Premises and the exercise of Landlord's rights will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

         24.3 Brokers. Tenant represents and warrants that it has had no dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction, except for Tenant's Broker.

         24.4 Quiet Enjoyment. So long as Tenant pays all rent and performs its other obligations as required. Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate.

         24.5 Security. Tenant is solely responsible for providing security for the Premises and Tenant's personnel. Without limiting the generality of this Article, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Premises, the Common Area or the rest of the Project and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems; and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises, the Common Area or the rest of the Project.

         24.6 Obligations; Successors; Recordation. If Tenant consists of more than one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease or a memorandum of lease.

         24.7 Late Charges. If any rent or other amounts payable by Tenant are not received within five (5) days after the due date, Tenant will pay to Landlord on demand a late charge equal to seven percent (7%) of the overdue amount, and if not received within ten (10) days after the due date, the amounts also will bear interest from the due date until paid at the Default Rate. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

         24.8 Accord and Satisfaction. Payment by Tenant or acceptance by Landlord of less than the full amount of rent due is not a waiver, but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

         24.9 Prior Agreements; Amendments; Waiver. This Lease is an integrated document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings. This Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by Landlord. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other, or subsequent, act, omission, term or condition.

         24.10 Representations; Inability to Perform. Landlord and its Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises, the Project or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control (sometimes referred to as "force majeure").

         24.11 Legal Proceedings. In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any
proceeding or action: (a)      by or against any person holding any interest
under or using the Premises by license of or agreement with Tenant; or (b) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code. Unless prohibited by law, Tenant and Landlord each waives the right to trial by jury in all actions involving or related to this Lease, the Project or any collateral or subsequent agreements between the parties, and Tenant waives any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default (although Tenant will retain whatever rights it may have to bring a separate claim against Landlord). Tenant and Landlord each also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease and agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. Service on any one or more of the individuals comprising Tenant will conclusively be deemed service on all of those individuals. In any circumstance where a party is obligated to indemnify or hold harmless the other party under this Lease, that obligation also will run in favor of the other party's Affiliates, and will include the obligation to protect the other party and its Affiliates, and defend them with counsel acceptable to the other party or, at the other party's election, the other party and its Affiliates may employ their own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

         24.12 Ownership; Invalidity; Remedies; Choice of Law. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the

Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease, the Premises, or the Project without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or the Project, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

         24.13 Expense; Consent. Unless otherwise provided in this Lease, a party's obligation will be performed at that party's sole cost and expense, except when Landlord is performing Tenant's obligations because of Tenant's default or failure to perform or as otherwise permitted in this Lease. Landlord has agreed in a number of instances in this Lease to consent, approve or exercise its judgment reasonably. Therefore, to avoid potential misunderstandings, except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion. In any dispute involving Landlord's withholding of consent or exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted), and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

         24.14 Presumptions; Exhibits; Submission; Net Lease. This Lease will be construed without regard to any presumption or other rule requiring construction or interpretation against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits and riders attached to this Lease are incorporated in this Lease by this reference. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant. This Lease is intended to be a completely "triple net" lease, unless specifically otherwise provided in this Lease.

         24.15 Cooperation. Tenant will cooperate reasonably with Landlord in connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises and the rest of the Project, and Landlord's exercise of its rights and obligations under this Lease. If necessary, this cooperation will include, without limitation, moving machinery, equipment or Alterations within the Premises and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

         24.16 Notices. All notices, demands or communications required or permitted under this Lease (the "Notices") will be in writing and personally or electronically delivered, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant will be delivered to the address for Tenant in Section 1.1, except that when Tenant takes possession of the Premises, the address of the Premises will be used for the purpose of delivering notices to Tenant. If Tenant is comprised of more than one entity or individual, Notices to any one or more of the entities or individuals comprising Tenant will be deemed valid Notices to Tenant and to all of those entities and/or individuals. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1. Notices will be effective on the earlier of: delivery; or, if mailed, three (3) days after they are mailed in accordance with this Section.

         24.17    Security Deposit.

                  (a) On Tenant's execution of this Lease, Tenant will deliver to and deposit with Landlord an irrevocable, unconditional Standby Letter of Credit in accordance with the terms of this Section (the "Letter of Credit"). The Letter of Credit will: have an initial face amount of One Hundred Twenty Thousand Dollars ($120,000); be issued by a bank in Massachusetts reasonably acceptable to Landlord; have an initial term of one (1) year and be renewed and continuously maintained for a term expiring at least one (1) month after the end of the last Lease Year; name Landlord (or, at Landlord's request, one or more of Landlord's lenders) as the beneficiary thereof; and be acceptable in form and substance to Landlord and its counsel. The Letter of Credit shall provide that:
(i) the Letter Credit shall automatically renew unless the issuer provides at least fifteen (15) days' prior written notice of non-renewal to the beneficiary; and (ii) the beneficiary thereof has the right to draw under the Letter of Credit on one or more occasions from time to time during its terms imply upon presentation to the issuer of a sight draft executed by the beneficiary or its authorized representative, without further condition, and that the issuer shall pay upon presentation of such sight draft without delay, deduction or offset of any type.

                  (b) Provided that Letter of Credit is not drawn upon, starting on the first day of the fourth (4th) month after the end of the second Lease Year, and every three (3) months thereafter, the face amount of the Letter Credit shall be reduced by Ten Thousand Dollars ($10,000).

                  (c) The Letter of Credit is security for the timely payment and performance of Tenant's Lease obligations. If Tenant fails to pay and
perform its Lease obligations as required,       the beneficiary may, but will
not be obligated to, draw under the Letter of Credit on one or more occasions and apply the amounts drawn against amounts owed Landlord under this Lease, and the beneficiary's draw(s) under or failure to draw down all or any portion of the Letter of Credit in any particular instance will not be deemed to be a waiver or election of any rights and remedies of any type, a limitation on damages, a payment of liquidated damages or an accord or satisfaction. If Tenant fails to deliver to the beneficiary renewals of the Letter of Credit at least fifteen (15) days before the expiration thereof, and whether or not Tenant has timely paid and performed its Lease obligations, the beneficiary may, but will not be obligated to, draw down the Letter of Credit and hold the amounts drawn as a cash security deposit, or return the Letter of Credit to Tenant, in which case Tenant will concurrently deposit with Landlord as a security deposit cash in an amount equal to the then-required face amount of the Letter of Credit per
Section 24.17(b) above. The amount of the cash security deposit will reduce in accordance with the schedule set forth in Section 24.17(b) above, and otherwise such cash security deposit will be subject to the terms of this Section 24.17(c). If Tenant complies with all of the provisions of this Lease, the Letter of Credit will be returned undrawn (or the cash security deposit will be returned) to Tenant or its assignee after the end of this Lease and the surrender of possession of the Premises to Landlord in the condition required.

         24.18    Other Defined Terms.

                  (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives.

                  (b) "Landlord's Mortgagees" means the lessors or mortgagees under the Superior Leases and Mortgagees and their successors and assigns. The current Landlord's Mortgagee is The Bank of Nova Scotia, One Liberty Plaza, 25th Floor, New York, New York 10006.

                  (c) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

                  (d) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

                  (e) "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises or the Project.

                  (f) "Systems and Equipment" means: when used generally, all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all associated pipes, ducts, poles, stacks, chases, conduits, wires and facilities, and when used specifically, a specified installation or type of equipment or utility service and all associated pipes, ducts, poles, stacks, chases, conduits, wires and facilities.

25.      HAZARDOUS SUBSTANCES.

         Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

                  (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Premises or the rest of the Project, or create any release or threat of release of any hazardous substances, nor permit any of the foregoing to occur. If any of the foregoing occur, or if Landlord in good faith believes that any of the foregoing have occurred or are like to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

                  (b) immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly
or indirectly from any      breach by Tenant or its Affiliates of their
obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Premises free of hazardous substances.

                  (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

         IN WlTNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.


                                    "LANDLORD"

                                    ANDOVER MILLS REALTY LIMITED
                                       PARTNERSHIP,
Executed: MARCH 1, 1996             a Massachusetts limited partnership

                                    By: Niuna-Andover, Inc., a Massachusetts
WITNESS:                                corporation general partner


/s/ John G. Baker                   By: /s/ John Kusmiersky
------------------------------         ------------------------------
Name Printed: JOHN G. BAKER             Name: JOHN KUSMIERSKY
                                        Its:  PRESIDENT


Executed: 2/27, 1996                "TENANT"

                                    CASCADE SYSTEMS, INC.,
                                    a Massachusetts corporation
WITNESS:


/s/ Steven J. Azuth                 By: /s/ Janet Dougherty
------------------------------         ------------------------------
Name Printed:  Steven J. Azuth          Name:  Janet Dougherty
                                        Vice President, Finance
                                        Authorized Signature


                                    By: /s/ Andrew Zimmon
                                       ------------------------------
                                        Name:  Andrew Zimmon, Clerk
                                        Authorized Signature

                                   EXHIBIT "A"

                                PROJECT SITE PLAN




                          [Project Site Plan Schematic]

                                   EXHIBIT "B"

                                    PREMISES

                                  BUILDING 300

                                   FIRST FLOOR


                 [Premises Schematic, Building 300, First Floor]

                                   EXHIBIT "C"

                                   WORKLETTER


1.       General Conditions.

         1.1 Tenant and its contractors may have access to the Premises for the purpose of preparing the Premises for Tenant's occupancy before Landlord's Work has been substantially completed, but only with Landlord's prior written approval. After any entry by Tenant or its contractors, all of Tenant's Lease obligations will be immediately effective except for the obligation to pay base rent, Taxes and Operating Costs. All construction, materials, services, licenses, approvals, costs, installations and equipment to or for the Premises other than Landlord's Work are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost and in a good and workmanlike manner and subject to the rest of the terms of this Lease. Tenant has inspected and accepts the Premises as is, except for Landlord's Work to be performed. Tenant will not interfere in any way with Landlord's Work, whether in connection with Tenant's Work or otherwise. If Landlord's Work is delayed or made more expensive due to: any act or omission of Tenant or its Affiliates (including, without limitation, any delay of or failure to complete Tenant's Work, any requested or required changes to Exhibit "C" agreed to by Landlord, or any failure or delay in submitting plans, specifications, drawings, requirements, information or approvals, or changes or inaccuracies in any of the foregoing); or the inclusion in Exhibit "C" or other Tenant specifications of "long lead" items or services that cannot reasonably be obtained in sufficient time to be incorporated in Landlord's Work in the normal course of Landlord's construction schedule (and Tenant's failure to delete or substitute for those items or services), then Tenant will be responsible for the delays and additional cost, Landlord's Work will be deemed substantially completed when it would have been completed but for the delays (and at minimum any delays will be subtracted from the date of actual substantial completion in determining when substantial completion will be deemed to have occurred), and Tenant will pay any additional cost to Landlord as additional rent within fifteen (15) days after receipt of Landlord's bill. Within ten (10) days after Landlord's request, Tenant will execute and deliver to Landlord a certificate confirming the date of substantial completion of Landlord's Work. Tenant's certificate is for purposes of confirmation only and will not affect the actual date of substantial completion.

         1.2 The rest of this Workletter is attached and is incorporated herein by this reference.

B.1.0    GENERAL

The Workletter is intended to show the division between the Landlord's Work (the "Base Building" described below) and Tenant work. Tenant's Work includes any work not described under the "Base Building" heading below, and any changes, additions or deletions to Landlord's Work requested by Tenant. All descriptions of the split between the Landlord's versus the Tenant's responsibilities with regard to HVAC, electrical, fire suppression, life safety and plumbing are for the purpose of allocating cost and installation responsibilities. The Landlord will specify, purchase, install and balance all installations listed under the Base Building Heading. In order to ensure a coordinated system, the remaining systems that are to be specified and installed by the Tenant must be approved by the Landlord, as must any modifications or additions to the base building systems. Tenant is solely responsible for paying and performing Tenant's Work. However, Landlord reserves the right to install Tenant's Work (at Tenant's cost) if it connects to or affects Landlord's Work or any code-related or life-safety related work.

Tenant may request that Landlord contract for all or part of Tenant's Work. If Landlord agrees, this work will be deemed to be part of Tenant's Work and not part of Landlord's Work, and will be done at Tenant's sole cost, risk and liability and Landlord will have no cost, risk or liability. Landlord will not be required to advance any funds for this work and at Landlord's request Tenant will advance, or pay to Landlord within seven days after receipt of bills, all costs (whether "hard" of "soft" costs) incurred or which may be due in connection with this work, including without limitation, costs for permits, design, drawing, architectural, engineering and drafting services, contractors overhead and profit, labor, materials and ten percent (10%) of hard and soft costs to Landlord for Landlord's supervision, coordination and involvement. Tenant will indemnify and hold Landlord harmless from all damages, claims and liabilities in connection with this work.

LANDLORD/BASE BUILDING                         TENANT

B.2.0 SITE IMPROVEMENTS

1. Landlord will identify parking
   spaces.

   Landlord will display Tenant's
   name on existing brick and stone
   building directory monument.

B.3.0 STRUCTURE                                Tenant is responsible for any
                                               modifications to the base building
No work required.                              structural system as required by Tenant
                                               equipment, floor loadings, or such
                                               Tenant design features as
                                               communicating stairs, Tenant shafts, etc.
B.4.0 DEMOLITION

Landlord will prepare the Tenant's             Tenant is responsible for any demolition
space for the Landlord's work and for          for work unrelated to the Landlord's
normal Tenant fit-up.                          work or to normal Tenant fit-up.

B.5.0 BUILDING EXTERIOR
No work required.                              Any provisions for Tenant requirements
                                               such as through-wall ventilation,
                                               exhaust, or other items that will
                                               penetrate or affect the exterior facades
                                               and are not being provided by the
                                               Landlord will be the Tenant's
                                               responsibility but must be approved by
                                               the Landlord.

LANDLORD/BASE BUILDING                             TENANT

B.6.0 HVAC

Landlord will provide HVAC system                  1. All special Tenant HVAC
designed to meet the following criteria:              equipment required for non-typical
                                                      Tenant cooling loads such as
 - Cooling and ventilation capacity                   computer rooms, electronic
   sufficient to meet accepted design                 equipment rooms, telephone rooms,
   standards for the following:                       dark rooms, labs, etc.

   a. A density of one occupant                    2. All special ventilation and exhaust
      per 150 gross usable square                     requirements related to Tenant
      feet                                            occupancy uses such as mentioned
                                                      in the previous paragraph, such as
   b. Total Tenant electrical loads                   fume hoods, exhaust fans, etc.
      of 4 watts per square foot for
      lighting and convenience
      power.

   c. One thermostat control per                   3. Any special Tenant related systems
      2,500 s.f. of Tenant usable                     or equipment such as special
      floor area.  Additional control                 controls, climate control
      zones will be the Tenant's                      (humidification), etc.
      responsibility.

 - Comfort Conditions                              4. All modifications to the Landlord
                                                      provided distribution to
   a. Summer - maintain indoor                        accommodate special Tenant
      condition 76F, 56 percent rh                    requirements not covered by the
      at 90(degree)F db/75(degree) outdoors.          Landlord's work.

   b. Winter - maintain indoor                     5. All modifications to the system
      temperature of 72(degree)F at 10(degree)F       including ducted returns or other
      outdoors.                                       upgrades to the system to eliminate
                                                      the need for rated data/
                                                      communication cable above the
                                                      ceiling.

B.7.0 ELECTRICAL

Landlord will provide sufficient code-             All electrical provisions required to fit-up
compliant electrical capacity to                   the Tenant area other than that provided by
accommodate Tenant's space plan.                   the Landlord, including all data and
                                                   telephone distribution, all special or
                                                   dedicated power circuits, and any special
                                                   lighting not part of the Landlord's work.

                                                   Tenant is also responsible to make
                                                   arrangements with the Massachusetts Electric
                                                   Company for an electric service contract.

Electrical Notes

1. Landlord-provided electrical system will be designed sufficiently to provide for all central equipment and common areas as described elsewhere in this document and for the following Tenant loads:

         -        Four watts/square foot total lighting and convenience power.
                  Any increase in the size of the electrical systems as required by Tenant loads in excess of the design capacity will be the Tenant's responsibility.

2. Lighting fixtures and Tenant power within the Tenant's demised premises will be installed by the Landlord. The scope of this work will be determined once Tenant has provided said plan for the Landlord's review and approval.

3. The design intent is for the Tenant related power, telephone and data distribution to be located in the return air ceiling plenum or suspended from the underside of the exposed structure above and distributed to the floor via the column and partition enclosures. All Tenant designs and installations must conform to the code and must be reviewed and approved by the Landlord.

LANDLORD/BASE BUILDING                        TENANT

B.8.0 TELEPHONE

1. Landlord will provide main                 1. Tenant is responsible for the. entire
   telephone service conduit from                telephone system other than that which is
   the street into a telephone closet            described in the base building column,
   located on the first floor and will           including a telephone closet located within
   provide boards for the location of            the Tenant's demised premises for all of the
   central distribution equipment.               Tenant's central and branch equipment,
                                                 distribution panels, wire, and instruments,
                                                 etc.

B.9.0 FIRE SUPPRESSION

All central equipment, piping and             All modifications to the base building
controls, including standpipe riser, hose     sprinkler system as necessary to
valves, annunciator, etc.                     accommodate Tenant fit-up and/or
                                              ceiling configurations other than that
Sprinkler distribution piping.                provided by the Landlord.  These
                                              modifications include those required for
Sprinkler heads in building common            special areas, computer rooms,
areas including penthouse, MERs, ECs,         cafeterias, kitchens, labs, dark rooms,
main lobby, toilet rooms, etc.                etc., such as pre-action valves for a dry
                                              pipe system, halon systems, etc.

Sprinkler heads in Tenant area in a
regular grid configuration located by
installing straight vertical drops from
the existing sprinkler tees.

NOTE: Drops will not be centered
      in the ceiling tile or
      room unless Tenant directs
      so at his own cost.
      Landlord will coordinate
      sprinkler drops to avoid
      interference with the
      lighting pattern, HVAC
      diffusers, and other
      ceiling-mounted components
      that are being provided by
      the Landlord.

LANDLORD/BASE BUILDING                              TENANT

B.10.0 LIFE SAFETY SYSTEMS

1. Landlord will provide all code required fire     Tenant is responsible for all modifications
   alarm systems and their associated risers,       to the life-safety systems to accommodate
   including the following:                         special areas or requirements such as
                                                    dark rooms, labs, computer rooms, etc.

   - Central annunciator, distribution,
     and control panels as required for
     smoke and fire detection, alarms,
     voice communication, etc., including
     hook-up to local fire department as
     required.

   - All conduit, risers, and local
     distribution panels as required to
     extend the smoke, fire alarm, and
     communication network to the
     electrical closet on each floor.

   - Installation of the smoke and fire
     detection, alarm, and voice
     communication systems into the
     Tenant space as required by the
     Tenant Space Plan exhibit to the
     lease, subject to review and approval
     of the Tenant's requirements once
     the Tenant has submitted his space
     plan to the Landlord.

B.11.0 PLUMBING

Landlord to provide common toilet rooms, one for    Tenant is responsible for installation and
each sex. Each toilet room to be provided with      hook-up of all Tenant plumbing fixtures.
number of fixtures as required by Code. Fixture
type to be new building standard porcelain.

Landlord to provide sink at employee kitchen with provisions for "instant" hot water.

LANDLORD/BASE BUILDING                          TENANT

B.12.0 FLOORING

Landlord will provide direct glue-down          All special flooring in demised Tenant
carpet (or sheet vinyl or VCT of                areas not requiring carpet such as
comparable value) with integral pad over        computer floors, special kitchen and
repaired/existing floors in those areas         food service flooring, executive carpet
requiring carpeting or floor covering within    upgrades, wood flooring, poured floors,
the Tenant's demised premises.  The             etc.
Landlord allowance for Tenant floor
coverings is $15 per square yard including
taxes and installation.  The allowance
applies to all demised areas.

Landlord will furnish and install vinyl or rubber base for all partitions and columns.
Base is in addition to the above mentioned floor covering allowance.

B.13.0 CEILINGS

Landlord will provide building standard         Tenant is responsible for any
ceilings for the areas requiring ceilings       modifications to the Landlord-installed
within the Tenant's demised space in a          ceiling pattern as required to
regular grid "open-plan" configuration.         accommodate special spaces, etc.
Tenant is to layout his partitions
accordingly.  Ceilings to be as high as
feasible (minimum 8') throughout, except
for soffited areas required to accommodate
ductwork and/or utilities.

Landlord will provide 15/16" standard face suspension system with regular edge tiles throughout the Tenant space. Building standard tiles to be Armstrong Second
Look.

Landlord will leave all areas above the
ceiling open to the underside of the
structure above.

Landlord will construct bulkheads as
required to conceal distribution ductwork.

LANDLORD/BASE BUILDING                           TENANT

B.14.0 WALLS AND PARTITIONS

Core walls on single Tenant floors will be       All partitions within demised Tenant
taped, spackled, and prime painted.              areas other than those provided by the
Tenant demising walls and interior               Landlord under the Landlord's base
surface of exterior walls will be taped,         building obligation. Tenant will also
spackled, and painted with one prime             be responsible for all acoustical
coat and one finish coat.                        treatments within or above the
                                                 partitions provided by the Landlord.

Landlord will install all non-moveable
ceiling height partitions within the
Tenant's space as required by the Tenant
Space Plan.

B.15.0 DOORS

Landlord to furnish and install all main         Tenant to furnish and install all
building entries and exit doors and              interior door frames and hardware
building perimeter, all core areas doors         within the demised Tenant area other
including stairway exit doors, and doors         than those provided by the Landlord
to mechanical areas.                             as mentioned in the base building
                                                 provisions. Tenant doors, frames, and
                                                 hardware to be the same specification
                                                 as those provided by the Landlord
                                                 unless otherwise approved by the
                                                 Landlord.

Landlord to furnish and install 3'-0' x 7'-0' high red oak veneer solid core wood doors (with hardware Satin Chrome
Plated [US26D] finish) within the Tenant's demised premises, as required by the Tenant Space Plan, subject to submittal and approval of Tenant's space plan by the Landlord.

B.16.0 SPECIALTIES

Landlord to furnish and install core area        Tenant is responsible for all Tenant
signage for all floors.                          specific identification signs, directories,
                                                 etc.

B.17.0 SPECIAL LANDLORD

CONSTRUCTION

1. Landlord will provide (one)                   1. Tenant to provide and install
   transparent finished hardwood                    special lighting fixtures.
   framed 2-leaf suite entrance door.
2. Landlord will provide 4' W x 4' H             2. Tenant to provide and install
   glass sidelights at 31 locations.                decorative gypsum board
                                                    bulkheads, soffits and facias.
3. Landlord will provide built-in                3. Tenant to provide and install all
   casework for kitchen area.                       built in casework, counter work,
                                                    and millwork.
4. Landlord will provide building                4. Tenant to provide and install all
   standard vertical blinds for all                 laboratory equipment, fixtures,
   exterior windows within the                      worksurfaces, etc.
   Tenant's demised premises.
                                                 5. Tenant to provide and install
                                                    Tenant specific security system.

                                                 6. Subject to Landlord approval as
                                                    to design, Tenant may install
                                                    their name and logo on the wall
                                                    immediately adjacent and
                                                    perpendicular to their entrance
                                                    door.

                                   EXHIBIT "D"

                                    BASE RENT


                                    Annual Base Rent
                                    Per Square Foot of
                                    Agreed Rentable Area in
         Lease Year                 the Premises
         ----------                 ------------
            1-5                     $11.85*

*Subject to abatement per Section 5(b) of the Lease.

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

         1. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Project. The Landlord reserves the right to control and operate the public portions of the Project and the public facilities, as well a facilities furnished for the common use of the tenants, and access thereto, in such matter as it deems best.

         2. The cost of repairing any damage to the public portions of the Project or the public facilities or to any facilities used in common with other tenants caused by Tenant or its Affiliates shall be paid by Tenant.

         3. Any person whose presence in the Project at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Project or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's premises or the Project under the provisions of this rule.

         4. No awnings or other projections over or around the windows shall be installed by Tenant and only such window blinds as are permitted by the Landlord shall be used in Tenant's premises.

         5. Hand trucks shall not be used in any space, or in the public halls of the Building in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall repair all damage to floors both in the Premises and the Common Area caused by its use of material-handling equipment and, if requested by Landlord, Tenant shall install at its expense suitable floor covering to protect the floors and shall remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease. All air compressors, electric motors and other machinery and equipment shall be shock-mounted so as not to transmit vibrations.

         6. All entrance doors in Tenant's premises shall be kept locked when Tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in Tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the tenant's premises.

         7. Nothing shall be done or permitted in Tenant's premises which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such impairment or interference. If necessary in Landlord's judgment, Landlord may install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Tenant's premises or other parts of the Project, and perform other work and alterations within the Tenant's premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant or with the permission of Tenant.

         8. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, such tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the fees of any architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. Within fifteen (15) days after Landlord's request from time to time, Tenant shall deliver to Landlord Tenant's financial statements, including a balance sheet, income statements and bank references.

         9. No acids, vapors hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Project. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         10. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. The Tenant shall cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Project, and upon, written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         11. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

         12. If the premises become infested with vermin, Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

         13. All movers used by Tenant shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). Tenant shall protect the premises and the rest of the Building from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

         14. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                                   EXHIBIT "F"

                              BANKRUPTCY PROVISIONS

         This Article is incorporated into the Lease as Article 23:

23.      BANKRUPTCY OR INSOLVENCY.

         23.1 Tenant's Interest Not Transferable. Neither Tenant's interest in this Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

         23.2 Default and Termination. If:

                  (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

                  (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

                  (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of forty-five (45) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

         23.3     Rights and Obligations Under the Bankruptcy Code.

                  (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease); (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

                  (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

                  (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

                  (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

         23.4 Construction. The terms of this Article will be in addition to, but not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                             AMENDMENT TO #1 LEASE


1       PARTIES.

        This Amendment, dated as of April 30, 1996, is between Andover Mills Realty Limited Partnership ("Landlord") and Cascade Systems, Inc. ("Tenant").

2       RECITALS.

        2.1 Landlord and Tenant have entered into a Lease, dated as of February 27, 1996 (the "Lease"), with respect to space at Brickstone Square in Andover, Massachusetts. Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

        2.2 The parties wish to add additional space as part of the Premises leased by Tenant under the Lease and to change the Security Deposit to cash instead of a letter of credit. To accomplish these and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.      AMENDMENTS.

        3.1 Exhibit "B" attached to the Lease is deleted and of no force and effect, and Exhibit "B" attached hereto and incorporated herein by this reference is substituted in its place. The Premises are on the first floor of Building 300 and will be as shown in Exhibit "B" attached hereto. The Premises have an agreed retable area of 20,030 square feet. A portion of the Premises is designated on Exhibit "B" attached hereto as the "Initial Storage Space."

        3.2 In Section 1.1(f) of the Lease, Tenant's Percentage is changed to 2.13%.

        3.3 Tenant has delivered and Landlord is willing to accept a $120,000 cash deposit as the Security Deposit, in lieu of the $120,000 Letter of Credit originally called for in the Lease. Therefore, Section 24.17 of the Lease is deleted and Section 24.17 set forth below is substituted in its place.

        "24.17  SECURITIES DEPOSIT.

                (a) Tenant has deposited the $120,000 Security Deposit with Landlord as security for the performance of Tenant's obligations. If Tenant fails to perform its Lease obligations as required, Landlord may, but will not be obligated to, apply all or any part of the Security Deposit for the payment of any amounts due or any other Liabilities which Landlord may incur. If any part of the Security Deposit is so applied, Tenant will, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its previous amount. Landlord need not keep the Security Deposit separate from its general funds. If Tenant complies with all of the provisions of this Lease, the unused portion of the Security Deposit will be returned to Tenant or its assignee after the end of this Lease and the surrender of possession of the Premises to Landlord in the condition required.

                (b) Until and unless the Security Deposit is drawn upon, starting on the first day of the forth month after the end of the second Lease Year, and every three months thereafter, upon Tenant's written request in each instance, Landlord shall refund $10,000 of the Security Deposit to Tenant."

4.      NO OTHER CHANGES.

        The Lease is in full force and effect, and except as otherwise set forth above, the Lease remains unchanged.

        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

                                        ANDOVER MILLS REALTY LIMITED PARTNERSHIP

WITNESS:                                By: Niuna-Andover, Inc., general partner


/s/ Carolyn Grover                          By: /s/ Martin Spagat
------------------------------                  --------------------------------
Name Printed:                                   Martin Spagat, Vice President
Carolyn Grover                                  Authorized Signatory


WITNESS:                                CASCADE SYSTEMS, INC.



                                        By: /s/ Janet Dougherty
------------------------------              ------------------------------------
Name Printed:                               Name: Janet Dougherty
                                            Title: Vice President, Finance
                                            Authorized Signatory

                                  EXHIBIT "B"
                                  -----------
                                    PREMISES
                                  BUILDING 300
                                  FIRST FLOOR





                                   [PICTURE]








                                                                     EXHIBIT "B"
                                                                     -----------
                                                                       PREMISES